                                                                    Exhibit 10.5

                           STOCK PURCHASE AGREEMENT

              THIS AGREEMENT is made and entered into as of the 11th day of July, 1991, by and between Parker-Hannifin Corporation, an Ohio Corporation having an address at 17325 Euclid Avenue, Cleveland, Ohio 44112 ("PARKER"), and Innovative Solutions & Support, Inc., a Pennsylvania Corporation having an address at 420 Lapp Road, Malvern, Pennsylvania 19355 ("IS&S").

              PARKER wishes to purchase and IS&S wishes to sell an ownership interest in IS&S under the terms of this Agreement. PARKER and IS&S also wish to enter into two (2) other Agreements executed of even date herewith pertaining to aircraft instrumentation products ("Instrumentation Agreements").

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                  PURCHASE, SALE AND TERMS OF PREFERRED SHARES

         1.01. THE PREFERRED SHARES. IS&S has authorized the issuance and sale to PARKER of IS&S Class B Convertible Preferred Stock, par value $.001 per share ("Class B Shares") to be authorized and unissued prior to Closing (as defined below). The description, rights, preferences and other terms and conditions relating to the Class B Shares of IS&S shall be as set forth in Exhibit 1.01 hereto. The shares of Class A and Class B Convertible Preferred Stock, and any unrealized shares of Convertible Preferred Stock, are referred to collectively herein as "Preferred Shares."

         1.02. THE CONVERSION SHARES. Prior to Closing IS&S shall have authorized and reserved, and IS&S covenants thereafter to continue to reserve, free of preemptive rights and other preferential rights, a sufficient number of previously authorized but unissued shares of its Common Stock to satisfy the rights of conversion of all holders (including Parker) of the Preferred Shares. Any shares of IS&S Common Stock issuable upon conversion of the Preferred Shares, and such shares when issued, are referred to as the "Conversion Shares." The description, rights, preferences and other terms and conditions relating to the Conversion Shares shall be as set forth in Exhibit 1.02 hereto.

         1.03. SALE AND PURCHASE OF CLASS B SHARES. Subject to the conditions, terms, representations and warranties of this Agreement, IS&S will issue and sell, and PARKER will purchase at the Closing (as defined below), one hundred thousand (100,000) Class B Shares, representing 16.7% of the issued outstanding capital stock of IS&S, for an aggregate purchase price of three million dollars ($3,000,000) (the "Purchase Price").

         1.04. CLOSING. The sale and purchase of the Class B Shares (the "Closing") shall take place on July 12, 1991 (the "Closing Date"), or at such other place and date as may be agreed to by IS&S and PARKER.

         1.05. PAYMENT AT CLOSING. At the Closing, PARKER will pay the Purchase Price by:

               (a) TRANSFER FUNDS. Wire transfer of the sum of two million five hundred thousand dollars ($2,500,000) to an account designated by IS&S, as payment for 83,333-1/3 Class B Shares; and

               (b) CONTRIBUTE NOTE. Contribute a January 24, 1991 note receivable in the amount of $500,000 ("Note Receivable") to the capital of IS&S, by signing the Capital Contribution Agreement attached as Exhibit 1.05(b), as payment for 16,666-2/3 Class B Shares.

         1.06. USE OF FUNDS. The funds received by IS&S from PARKER, under
Article 1.05 above will be used by IS&S only to repay a certain loan to IS&S from Geoffrey S.M. Hedrick (Article 4.10 below), to repay certain expenses of Douglas Gemmell (Article 4.10 below), and to fund operating expenses in the ordinary course of business and capital equipment purchases consistent with current and proposed operations.

         1.07. CLASS B SHARES AT CLOSING. At the Closing, IS&S will deliver to PARKER certificates for the one hundred thousand (100,000) Class B Shares to be issued and sold to PARKER, duly registered in PARKER's name.

         1.08. CERTIFIED FINANCIAL INFORMATION AT CLOSING. At the Closing, IS&S will deliver to PARKER Arthur Anderson certified financial results (including footnotes) for IS&S fiscal year 1990, identical in substance and form to the unsigned financial results for IS&S fiscal year 1990 attached hereto as Exhibit 4.09.

                                    ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES OF PARKER

         PARKER represents and warrants to IS&S as follows:

         2.01. SECURITIES LAWS COMPLIANCE. It is Parker's present intention to acquire the Class B Shares and Conversion Shares for its own account, and the Class B Shares and Conversion Shares will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof. PARKER acknowledges and agrees that the Class B Shares and Conversion Shares have not been registered under the Securities Act of 1933, as amended ("Securities Act") or the securities laws of certain states and that the certificates representing the Class B Shares and Conversion Shares will be subject to the restriction that, unless a registration statement under the Securities Act is in effect in respect to PARKER's Class B Shares and Conversion Shares, PARKER may not sell or otherwise transfer or dispose of its Class B Shares or Conversion Shares or any interest therein unless it shall first furnish to IS&S an opinion of counsel reasonably satisfactory to IS&S to the effect that registration thereof under the Securities Act and applicable state securities laws is not required. PARKER understands and agrees that unless registered under the Securities Act, the certificates representing the Class B Shares and the Conversion Shares, whether upon initial issuance or upon any transfer thereof, may bear a legend reading substantially as follows:

         "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under said Act, or an opinion of counsel for the Owner that registration is not required thereunder."

         2.02. CORPORATE STATUS AND AUTHORITY. PARKER is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has the corporate power and authority to acquire the Class B Shares and Conversion Shares hereunder. The execution, delivery and performance by PARKER of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PARKER, and this Agreement constitutes the valid and binding obligation of PARKER, enforceable against it in accordance with its terms.

         2.03. AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment by PARKER of the terms hereof, will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with or cause any acceleration of any material obligation of PARKER under any agreement, indenture or other instrument to which PARKER or its assets is bound, PARKER's Articles of Incorporation or By-laws, any judgment, decree or order, or any applicable law, rule or regulation.

                                    ARTICLE 3
                       CONDITIONS TO PARKER'S OBLIGATIONS

         3.01. CONDITIONS TO PARKER'S OBLIGATIONS AT THE CLOSING. The obligations of PARKER on the Closing Date to purchase and pay for the Class B Shares shall be subject to the satisfaction of each of the following conditions precedent, each of which IS&S agrees to use its best efforts to cause to be fulfilled and any one or more of which may be waived by PARKER:

               (a) REPRESENTATIONS, WARRANTIES AND PERFORMANCE. Each of the representations and warranties of IS&S set forth in Article 4 shall be true and correct on the Closing Date, and IS&S shall have performed all of its obligations under this Agreement to be performed prior to or at the Closing;

               (b) AIRCRAFT INSTRUMENTATION AGREEMENTS. IS&S and PARKER shall have entered into the Aircraft Instrumentation Agreements;

               (c) EMPLOYMENT AND NONCOMPETE AGREEMENTS. Geoffrey S.M. Hedrick and Douglas Gemmell shall have each entered into employment and noncompete agreements with IS&S in the form attached as Exhibit 3.01(c);

               (d) SHAREHOLDER AGREEMENT. Geoffrey S.M. Hedrick shall have entered into the Shareholder Agreement attached as Exhibit 3.01(d), which required Mr. Hedrick to vote his shares of IS&S Common Stock to elect a person designated by PARKER to the Board of Directors of IS&S;

               (e) CORPORATE DOCUMENTS. IS&S shall have furnished PARKER true and correct copies of all charter documents of IS&S; the resolutions of the Board of Directors and, if required by law, the stockholders, of IS&S evidencing approval of this Agreement, the issuance of the Class B Shares, and other matters contemplated hereby; the By-Laws of IS&S; and all documents evidencing other necessary corporate or other action and approvals, if any, with respect to this Agreement, the Class B Shares and the Conversion Shares; and

               (f) OPINION OF COUNSEL. IS&S shall have delivered to PARKER a favorable opinion of Wolf, Block, Schorr and Solis-Cohen, counsel for IS&S, in the form set forth in Exhibit 3.01(f).


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         Except as set forth in the Disclosure Schedule attached hereto as
Exhibit 4.00, IS&S represents and warrants to PARKER as follows:

         4.01. ORGANIZATION AND STANDING OF IS&S. IS&S is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. IS&S is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it, makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse impact on IS&S. IS&S has no Subsidiaries.

         4.02. CORPORATE ACTION. All of the provisions of this Agreement, the Preferred Shares, the Conversion Shares and any other agreements and instruments executed in connection with this Agreement are the valid and binding obligations of IS&S. The issuance and delivery of the Class B Shares and the execution, delivery and performance of this Agreement and any other agreement and instruments executed in connection with this Agreement have been duly authorized by all necessary corporate or other action of IS&S. Sufficient shares of authorized but unissued Class B Shares to be issued to PARKER hereunder and sufficient shares of authorized but unissued Common Stock of IS&S to be issued in connection with the prospective conversion of the Preferred Shares will have been reserved by appropriate corporate action prior to Closing. Neither the issuance of the Class B Shares nor the issuance of the Conversion Shares will require any further corporate action other than as contemplated herein or by the Articles of Incorporation, and will not be subject to preemptive or other preferential rights or similar statutory or contractual rights either arising pursuant to any agreement or instrument to which IS&S is a party or which are otherwise binding upon IS&S.

         4.03. GOVERNMENTAL APPROVALS. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations presently in effect, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by IS&S of the Class B Shares or the Conversion Shares or for the performance by it of its obligations under this Agreement, the Preferred Shares or the Conversion Shares.

         4.04. LITIGATION. There is no litigation or governmental proceeding or investigation pending or, to the best knowledge of IS&S, threatened against IS&S affecting any of its properties or assets. To the best knowledge of IS&S, there is no litigation or governmental proceeding or investigation pending or threatened against any officer of IS&S or against Douglas Gemmell. Neither IS&S, nor to the best knowledge of IS&S, or any officer of IS&S or Douglas Gemmell, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency. The foregoing sentences include, without limiting their generality, actions pending, or to the best knowledge of IS&S threatened, involving the prior employment of any IS&S officer or employee or their use in connection with IS&S business of any information or techniques allegedly proprietary to any of their former employers.

         4.05. REGISTRATION RIGHTS. Except as set forth in Article 7 hereof, no person has demand or other rights to cause IS&S to file any registration statement under the Securities Act relating to any securities of IS&S or any right to participate in any such registration statement.

         4.06. CERTAIN AGREEMENTS OF OFFICERS AND EMPLOYEES.

               (a) To the best knowledge of IS&S, no employee of IS&S is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer or employee to be employed by IS&S, or relating to the use of trade secrets or proprietary information of others; and

               (b) Each present or former officer and employee of IS&S who is or was authorized to have access to proprietary information of IS&S has executed IS&S's nondisclosure and inventions agreement attached as Exhibit 4.06(b). To the best knowledge of IS&S, no officer or employee or former officer or employee of IS&S is in violation of the terms of the aforesaid agreement or of any other obligation relating to the use of confidential or proprietary information of IS&S.

         4.07. COMPLIANCE WITH OTHER INSTRUMENTS. IS&S is in compliance in all respects with the terms and provisions of this Agreement and of its Articles of Incorporation and By-Laws and in all material respects with the terms and provisions of the mortgages, indentures, leases, agreements and other instruments to which IS&S is a party and of all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject. There is no term or provision in any of the foregoing documents and instruments which materially adversely affects the business, assets or financial condition of IS&S. Neither the execution and delivery of this Agreement, the Preferred Shares or the Conversion Shares, nor the consummation of any transaction contemplated by this Agreement, has constituted or resulted in or will constitute or result in a material default or violation of any term or provision in any of the foregoing documents, instruments, judgments, decrees, orders, statutes, rules and regulations.

         4.08. TITLE TO ASSETS, PATENTS.

               (a) IS&S has title to all of its assets now carried on its books as owned by it including those reflected in the most recent balance sheet of IS&S (Article 4.09 below) or acquired since the date of such balance sheet free of any mortgages, pledges, charges, liens, security interests or other encumbrances; and

               (b) IS&S owns, or to the best knowledge of IS&S, it has a valid right to use, the patents, patent rights, licenses, permits, trade secrets, trademarks, trade names, copyrights, inventions and intellectual property rights being used to conduct its business as now operated and as now proposed to be operated; and IS&S has not received any notice and does not have any reason to believe that the conduct of its business as now operated and as now proposed to be operated does or will conflict with valid patents, patent rights, licenses, permits, trade secrets, trademarks, trade names, copyrights, inventions and intellectual property rights of others. IS&S has no obligation to compensate any person for the use of any such rights.

         4.09. FINANCIAL INFORMATION. The balance sheets and income statements of IS&S attached hereto as Exhibit 4.09, (i) include the Arthur Anderson unsigned financial results (including footnotes) for IS&S fiscal year 1990, and
(ii) present fairly the interim financial position of IS&S as of April 30, 1991. IS&S has no liability, contingent or otherwise, not adequately reflected in or reserved against in the aforesaid balance sheets that could, together with all such other liabilities, materially affect the financial condition of IS&S, nor does IS&S have any reasonable grounds to know of any such liability. Since the date of the aforesaid interim balance sheet, (i) there has been no material adverse change in the business, assets, financial condition, operations or prospects of IS&S; (ii) the business, financial condition, operations or prospects of IS&S or any of its properties or assets has not been materially and adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; and
(iii) IS&S has not entered into any transaction or agreement outside the ordinary course of business, and has not made any distribution of its capital stock.

         4.10. LOANS AND GUARANTEES. IS&S has not made any loan or advance to any person which is outstanding on the date of this Agreement, nor is IS&S obligated or committed to make any such loan or advance, nor does IS&S own any capital stock, assets comprising the business of, obligations of, or any interest in, any person, except as set forth in Exhibit 4.10. IS&S has not assured or guaranteed the indebtedness of any other person, except as set forth in Exhibit 4.10. All contracts of IS&S which require the expenditure of or anticipate the receipt of $50,000 or more by IS&S are as set forth in Exhibit 4.10.

         4.11. SECURITIES ACT. IS&S has complied and will comply with all applicable federal or state securities laws. Neither IS&S, nor to the best knowledge of IS&S anyone acting on its behalf, has offered to sell any capital stock of IS&S (including without limitation Common Stock, the Preferred Shares or Conversion Shares or similar securities), or solicited offers with respect thereto from, or entered into any preliminary conversations or negotiations relating thereto with, any person, so as to bring the issuance and sale of such capital stock under the registration provisions of the Securities Act.

         4.12. DISCLOSURE. Neither this Agreement, the financial statements incorporated herein as Exhibit 4.09, nor any other agreement, document, certificate or written statement furnished to PARKER by IS&S or its authorized representatives in connection with the transactions contemplated hereby contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading. There is no fact within the special knowledge of IS&S or any officer of IS&S or Douglas Gemmell which has not been disclosed herein or in writing by them to PARKER which materially adversely affects the business, properties, assets, financial condition, operations or prospects of IS&S. Financial projections furnished by IS&S were prepared by IS&S in good faith, based upon assumptions which, when made, were reasonable.

         4.13. CAPITALIZATION; STATUS OF CAPTIAL STOCK. IS&S has a total authorized capitalization consisting of (a) 2,000,000 shares of Common Stock, of which 350,000 shares are issued and outstanding, and (b) 500,000 shares of Preferred Stock, consisting of 250,000 shares of Class A Convertible Preferred Stock, of which 100,000 shares are issued and outstanding, 200,000 shares of Class B Convertible Preferred Stock, of which 47,500 are issued and outstanding immediately prior to the sale of Class B Shares to PARKER under this Agreement, and 50,000 shares of undesignated Preferred Stock, of which none are issued and outstanding. A complete list of the shares of Common Stock and Convertible Preferred Stock presently issued and outstanding, and the names in which such shares are registered, is set forth in Exhibit 4.13 hereto. IS&S has granted options to purchase a cumulative total of 41,720 shares of Common Stock, and the names of the persons who have received such options, the number of shares subject to the option, the option price, and the exercise date are also set forth in Exhibit 4.13. All the outstanding shares of capital stock of IS&S have been duly authorized, are validly issued and are fully paid and nonassessable. The Class B Shares when issued and delivered in accordance with the terms hereof, and the Conversion Shares, when issued and delivered upon conversion of the Preferred Shares in accordance with the Articles of Incorporation, when so issued, will be authorized, validly issued and fully paid and nonassessable. Other than as provided in this Agreement or as set forth on Exhibit 4.13, there are no options, warrants or rights to purchase shares of capital stock or other securities of IS&S which are authorized, issued or outstanding, nor is IS&S obligated in any other manner to issue shares of its capital stock or other securities. Except as otherwise contemplated by this Agreement, there are no restrictions on the transfer of shares of capital stock of IS&S other than those imposed by relevant state and federal securities laws and the Shareholders Agreement to which IS&S and certain of its shareholders are parties. The offer and sale of all shares of capital stock or other securities of IS&S issues before the Closing complied with or were exempt from all federal and state securities laws.

         4.14. BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of IS&S accurately and completely reflect all material information relating to the business of IS&S, the assets of IS&S, and the nature of all transactions giving rise to the obligations or accounts receivable of IS&S.

                                 ARTICLE 5
                             COVENANTS OF IS&S

         5.01. AFFIRMATIVE COVENANTS OF IS&S. The affirmative covenants of this
Article 5.01 will not apply after the earlier of (i) the consummation of the first underwritten public offering by IS&S pursuant to a registration statement filed with the Securities and Exchange Commission in which the aggregate net proceeds to IS&S exceed $5,000,000 ("Qualified Public Offering"), or (ii) the date PARKER owns less than ten percent (10%) of the then issued and outstanding capital stock of IS&S. During the period prior to an event set forth above, IS&S will:

               (a) ACCESS TO BOOKS AND RECORDS. At such times as are reasonably acceptable to IS&S, permit PARKER to examine and make copies of and extracts from the records and books of account of, and, at all times accompanied by a duly authorized representative of IS&S, visit and inspect the properties of IS&S and discuss the affairs, finances and accounts of IS&S with any of its officers, employees, directors and independent accountants. PARKER agrees that, to the extent set forth in Article 6.02 below, it shall keep confidential and not disclose to third parties (except for professional advisers who shall be advised of the confidential nature of such information and shall agree to maintain its confidentiality, or as may be required by law) any confidential or proprietary information received by it pursuant to this Article 5, so long as such information is not generally available to the public;

               (b) QUARTERLY STATEMENTS. As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of IS&S, furnish to the IS&S Board of Directors consolidated and consolidating balance sheets of IS&S as of the end of such quarter and consolidated and consolidating statements of income setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of IS&S or in his or her absence by a person designated as the acting chief financial officer, as having been prepared in accordance with generally accepted accounting principals consistently applied, subject to the exception that footnotes and related schedules required by generally accepted accounting principles need not be included;

               (c) YEAR END STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of IS&S, furnish to the IS&S Board of Directors consolidated and consolidating balance sheets of IS&S as of the end of such fiscal year and consolidated and consolidating statements of income and retained earnings and of changes in financial position of IS&S and reconciliations of sources and uses of working capital for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, together with an opinion thereon of independent public accountants approved by the IS&S Board of Directors;

               (d) SIGNIFICANT TRANSACTIONS. Promptly, fully and in detail, inform the IS&S Board of Directors of any discussions, offers or contracts relating to significant capital restructuring (including issuance or purchase of equity or debt securities), mergers, acquisitions or divestitures of any nature involving IS&S, of which IS&S has knowledge, whether initiated by IS&S or by any other person;

               (e) BOARD REPRESENTATION. Within thirty (30) days after the Closing Date, take all steps necessary or appropriate to appoint a person designated by PARKER to be a member of the IS&S Board of Directors, and thereafter to nominate or appoint such person in accordance with PARKER's written request to IS&S. Such designee shall be subject to the approval of the IS&S Board of Directors, which approval will not be unreasonably withheld. Such designee shall serve as a director until the occurrence of an event eliminating the covenants in this Article 5 or until such individual's earlier resignation, incapacity, death or the withdrawal of such individual's designation by PARKER, subject to the right of the shareholders of IS&S to remove such designee in accordance with the IS&S By-Laws and applicable law. The parties acknowledge that Robert H. Rau shall initially serve on the Board as PARKER's designee;

               (f) CONVERSION AND VOTING TRUST. Within thirty (30) days after the Closing Date, convert all Preferred Shares to Conversion Shares; and terminate all Voting Trust Agreements or other agreements that transfer or require the transfer of any voting rights of such Conversion Shares from the owner of the Conversion Shares to any officer or employee or director or other shareholder of IS&S or to any person under the control of any of the aforesaid, except that this termination provision will not apply to the transfer of voting rights with respect to 50,000 shares of IS&S capital stock beneficially owned by Stephanie H. Hedrick;

               (g) AGREEMENTS. Retain in effect and fulfill its obligations under its employment and noncompete agreements with Geoffrey S.M. Hedrick and Douglas Gemmell (see Article 3.01(c) above), and use its best efforts and take all reasonably necessary actions to enforce substantially all of its rights under each such Agreement; and

               (h) CHANGE OF CONTROL. Deliver to PARKER a good faith irrevocable offer in the form attached as Exhibit 5.01(h) to repurchase the Series B Shares or Conversion Shares transferred to PARKER under this Agreement and perform all of its obligations under such offer if control of IS&S passes to a competitor of PARKER in the aircraft fuel management business.

         5.02. FURTHER RIGHTS OF PARKER.

               (a) Upon the occurrence of an event set forth in the first sentence of Article 5.01 above and until PARKER owns less than five percent (5%) of the then issued and outstanding capital stock of IS&S:

                   (i) As soon as available and in any event within forty five
     (45) days after the end of each fiscal quarter of IS&S, IS&S shall furnish to PARKER consolidated and consolidating balance sheets of IS&S as of the end of such quarter, together with consolidated and consolidating statements of income, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, subject to the exception that footnotes and related schedules required by generally accepted accounting principles need not be included; and

                   (ii) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of IS&S, IS&S shall furnish to PARKER consolidated and consolidating balance sheets of IS&S as of the end of such fiscal year, together with consolidated and consolidating statements of income and retained earnings and of changes in financial position and reconciliations of sources and uses of working capital, reviewed by the Company's independent public accountants and prepared in accordance with generally accepted accounting principles consistently applied, subject to the exception that footnotes and related schedules required by generally accepted accounting principles need not be included.

               (b) In the event Articles 5.01 and 5.02(a) are not in effect and until PARKER no longer owns any shares of capital stock of IS&S, IS&S shall furnish to PARKER within forty five (45) days from the end of each fiscal quarter and within one hundred twenty (120) days from the end of each fiscal year, condensed consolidated and consolidating balance sheets and statements of income for the end of each fiscal quarter and fiscal year, respectively, in each case prepared in accordance with generally accepted accounting principles consistently applied.

               (c) In each case, the financial information provided to PARKER pursuant to Article 5.02 shall be subject to the obligation of PARKER to maintain the confidentiality of such information to the extent required by
Article 6.02. Notwithstanding anything in this Article 5.02 to the contrary, IS&S shall not be obligated to comply with this Article 5.02 in the event IS&S is required to file, and does file, reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended or any similar statute.

         5.03. PARKER EMPLOYEES. So long as PARKER is a shareholder of IS&S, neither IS&S nor any officer or director or affiliate of IS&S will directly or indirectly induce or attempt to influence any employee of PARKER to terminate his or her employment with PARKER. This Article 5.03 will not prevent IS&S from soliciting or employing any person who is a former employee of PARKER.


                                    ARTICLE 6
                               COVENANTS OF PARKER

         6.01. IS&S EMPLOYEES. So long as PARKER is a shareholder of IS&S, neither PARKER nor any officer or director or affiliate of PARKER will directly or indirectly induce or attempt to influence any employee of IS&S to terminate his or her employment with IS&S. This Article 6.01 will not prevent PARKER from soliciting or employing any person who is a former employee of IS&S.

         6.02. CONFIDENTIALITY. So long as either of the Instrumentation Agreements is in effect, the confidentiality obligations of PARKER with respect to information received by PARKER from IS&S will be according to the terms of the Instrumentation Agreements. Effective upon termination of the Instrumentation Agreements, (a) with respect to all information received by PARKER from IS&S after such termination, PARKER will take at least the same precautions to maintain such information in confidence as PARKER takes to maintain in confidence its own confidential information, and (b) with respect to all information received by PARKER from IS&S after such termination other than condensed balance sheets and condensed statements of income, PARKER will not use such information to compete with IS&S with respect to any customer or with respect to any product. PARKER may at any time refuse to receive information from IS&S or designate a particular officer or employee of PARKER to be the recipient of all information from IS&S. In no event will PARKER have any obligation with respect to any information received from IS&S after termination of the Instrumentation Agreements which (a) is already known to PARKER at the time it receives the information from IS&S or is developed at any time by PARKER without use of information from IS&S which is otherwise confidential under this Agreement, or
(b) is or becomes publicly known through no wrongful act of PARKER, or is or becomes known to other persons or entities without written obligation of confidentiality to IS&S, or (c) is rightfully received by PARKER from a third party who did not receive it from IS&S, or (d) is approved for release by written authorization of IS&S.


                                    ARTICLE 7
                       PREEMPTIVE AND REGISTRATION RIGHTS

         7.01. PREEMPTIVE RIGHTS. The rights of PARKER and obligations of IS&S with respect to preemptive rights concerning the Preferred Shares and the Conversion Shares are set forth in attached Exhibit 7.01.

         7.02. REGISTRATION RIGHTS. The rights of PARKER and obligations of IS&S with respect to registration of the Preferred Shares and the Conversion Shares are set forth in attached Exhibit 7.02.


                                    ARTICLE 8
                                  MISCELLANEOUS

         8.01. MODIFICATION AND WAIVER. No cancellation, modification, amendment, deletion, addition or change in this Agreement or any provision hereof or the waiver of any right or remedy herein provided shall be effective for any purpose unless specifically set forth in writing and signed by an officer of the party or by the individual to be bound thereby. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

         8.02. ENTIRE AGREEMENT. This Agreement includes the attached Exhibits which are incorporated by reference and comprises the entire Agreement between IS&S and PARKER with respect to the purchase and sale of IS&S stock.

         8.03. ASSIGNMENT AND RIGHT OF FIRST REFUSAL.

               (a) ASSIGNMENT. The disposition of PARKER's Class B Shares and Conversion Shares shall at all times be within the control of PARKER. None of PARKER's rights under this Agreement may be assigned by PARKER in connection with such disposition by PARKER of its Class B Shares or Conversion Shares, except that the transferee of at least 20,000 of such shares will at all times prior to a Qualified Public Offering be entitled to (i) the same rights as PARKER would have had under Article 7 of this Agreement if PARKER would have retained ownership of such shares, and (ii) information of the type described in
Article 5.02(b) above, information provided to other shareholders of IS&S who do not have a representative on the IS&S Board of Directors, and information available to such transferee under applicable state law, provided such transferee agrees in writing to the same confidentiality and nonuse obligations as apply to PARKER under Article 6.02 of this Agreement.

               (b) RIGHT OF FIRST REFUSAL. Notwithstanding the foregoing, in the event PARKER desires to transfer its Class B Shares or Conversion Shares other than to an affiliate, it shall first obtain a bona fide offer in writing for such shares which PARKER is willing to accept and then provide IS&S with a right of first refusal to purchase such of the Class B Shares or Conversion Shares subject to transfer on the same terms and conditions as being offered by the potential transferee. Such right of first refusal shall be exercised by IS&S by delivery of written notice thereof to PARKER within twenty (20) days of receipt of the notice from PARKER of the bona fide offer. The consummation of such purchase shall occur within twenty (20) days of IS&S's exercise of such right of first refusal, using the closing procedure set forth in Exhibit 5.01(h) of this Agreement.

         8.04. CONTROLLING LAW. This Agreement will be construed and performed and governed by the laws of the Commonwealth of Pennsylvania.

         8.05. NOTICES. Any notice provided for herein shall be in writing and shall be deemed to have been sufficiently given on the date of receipt by recipient (as evidenced by the carrier's return receipt card) if sent by registered mail or overnight carrier (such as Federal Express), postage prepaid, and addressed to the other party at its address as set forth below, or personally delivered thereto:

      If to IS&S:         INNOVATIVE SOLUTIONS & SUPPORT, INC.
                          420 Lapp Road
                          Malvern, Pennsylvania  19355
                          Attention:  Mr. Geoffrey S.M. Hedrick

      If to PARKER:       PARKER-HANNIFIN CORPORATION
                          17325 Euclid Avenue
                          Cleveland, Ohio 44112
                          Attention: Secretary

         8.06. AGENTS OR BROKERS. IS&S represents and warrants that it has incurred no liabilities for any brokerage commission, finders' fees or the like in connection with the transaction described in this Agreement. PARKER represents and warrants that it has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Agreement or the transaction described in this Agreement.

         8.07. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement are given as of the Closing Date and shall survive the execution and delivery hereof for a period of three (3) years from the Closing Date.

         8.08. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

         8.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

         8.10. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of either party, the other party will execute and deliver such instruments, documents and other writing as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.


         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the date indicated below.

                               INNOVATIVE SOLUTIONS & SUPPORT, INC.


                               Signature: /s/ GEOFFREY S. M. HEDRICK
                                         ---------------------------------------
                               Name:  Geoffrey S.M. Hedrick
                                    --------------------------------------------
                               Title: Chief Executive Officer
                                    --------------------------------------------
                               Date:
                                    --------------------------------------------


                               PARKER-HANNIFIN CORPORATION


                               Signature: /s/ ROBERT H. RAU
                                         ---------------------------------------
                               Name: Robert H. Rau
                                    --------------------------------------------
                               Title:  PRESIDENT-PARKER  BERTEA AEROSPACE GROUP
                                    --------------------------------------------
                               Date:   JULY 11, 1991
                                    --------------------------------------------

                                LIST OF EXHIBITS

EXHIBIT NO.          DESCRIPTION

1.01                 Terms and Conditions of Series B Shares

1.02                 Terms and Conditions of Conversion Shares

1.05(b)              Capital Contribution Agreement

3.01(c)              Hedrick/Gemmell Employment/Noncompete Agreement

3.01(d)              Hedrick Shareholder Agreement

3.01(f)              Opinion of IS&S Counsel

4.00                 Disclosure Schedule for Exceptions

4.06(b)              IS&S Nondisclosure and Inventions Agreement

4.09                 IS&S Balance Sheet and Income Statement

4.10                 List of IS&S Loans, Guarantees and Material Contracts

4.13                 List of IS&S Shareholders and Stock Options

5.01(h)              Repurchase Offer

7.01                 Preemptive Rights

7.02                 Registration Rights

                                  EXHIBIT 7.02
                               REGISTRATION RIGHTS
                               -------------------


     A. "Piggy Back" Registration. If at any time or times IS&S shall determine
        --------------------------
to register under the Securities Act (including pursuant to a demand of any shareholder of IS&S exercising registration rights) any of its Preferred Stock or its Common Stock of the type which has been or may be issued upon the conversion of the Preferred Shares, other than on Form S-8 or Form S-4 or their then equivalents, it shall send to PARKER written notice of such determination. If within thirty (30) days after receipt of such notice, PARKER shall so request in writing, IS&S shall use its best efforts to include in such registration statement all of the shares PARKER requests to be registered. If, in connection with any offering involving an underwriting of stock to be issued by IS&S, the managing underwriter shall impose a reduction in the number of shares of such stock which may be included in any such registration statement because, in its judgment, such reduction is desirable to effect an orderly public distribution, such reduction shall be imposed on PARKER on a pro rata basis in the proportion that the total number of shares of PARKER to be included in the offering bears to the total number of shares to be included in the offering, other than shares included in the offering to be issued by IS&S for its own account. No incidental right under this Section A shall be construed to limit any registration required under Section B unless the registration of shares under this Section A is made due to the demand of a shareholder who is an affiliate of PARKER.

     Notwithstanding anything in this Section A to the contrary, IS&S shall only be required to include shares in a registration statement and send notices of determination to register under the Securities Act, as described above, with respect to the first Qualified Public Offering of IS&S, and each registration occurring prior to such Qualified Public Offering.

     B. Required Registration. If one or more holders of at least 25% of the
        ----------------------
IS&S shares then outstanding shall notify IS&S in writing that it or they intend to offer or cause to be offered for public sale at least ten percent (10%) of the outstanding IS&S shares, IS&S will so notify all holders of IS&S shares, including all holders who have a right to acquire shares. Upon written request of any holder given within thirty (30) days after the receipt by such holder from IS&S of such notification, IS&S will use its best efforts to cause a registration statement covering such of the shares as may be requested by any holder thereof (including the holder or holders giving the initial notice of intent to offer) to be filed with the Securities and Exchange Commission as expeditiously as possible and to cause such registration statement to become and remain effective. If IS&S determines to include shares to be sold by it in any registration request pursuant to this Section B, such registration shall be deemed to have been a registration under Section A of this Exhibit 7.02. Notwithstanding the foregoing, IS&S shall not be obligated to file a registration statement with the Securities and Exchange Commission pursuant to this Section B, (1) prior to the consummation by IS&S of its initial underwritten public offering, (2) within ninety (90) days following the effective date of any registration of securities by IS&S in an underwritten public offering, (3) on any more than one occasion unless a registration statement covering all requested shares owned by PARKER is for whatever reason not declared effective, in which case PARKER shall be entitled to exercise its right to request registration hereunder until a registration statement with respect to such requested shares is declared effective, or (4) if the number of shares included in such registration shall have a fair market value (based upon the probable offering price, as estimated in good faith by the Board of Directors of IS&S or by the proposed underwriters) of less than $5,000,000.

     C. Registration on Form S-3. In addition to the rights provided the holder
        -------------------------
of Shares in Sections A and B above, if the registration of shares under the Securities Act can, at any time or from time to time, be effected on Form S-3 (or any similar form promulgated by the Securities and Exchange Commission), IS&S will promptly so notify each holder of shares, including each holder who has a right to acquire shares, and then will at the request of holders of at least 10% of the IS&S shares then outstanding at any time, and from time to time thereafter, as expeditiously as possible, use its best efforts to effect registration under the Securities Act on said Form S-3, of all or such portion of the shares as such holder or holders of shares shall specify; provided, however, that IS&S shall not be required to effect more than two such registrations in any calendar year and further provided that the estimated market value of the shares to be included in any such registration shall be at least $1,000,000.

     D. Effectiveness. IS&S will use its best efforts to maintain the
        --------------
effectiveness for up to six (6) months of any registration statement pursuant to which any of the shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein if and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.

     E. Exchange Act Registration. If IS&S at any time shall list any of its
        --------------------------
shares on any national securities exchange and shall register such shares under the Exchange Act, IS&S will, at its expense, simultaneously list on such exchange and maintain such listing of, all of the IS&S shares. If IS&S becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, IS&S will use its best efforts to timely file with the Securities and Exchange Commission such information as the Commission may require under either of said Sections; and in such event, IS&S shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to such shares. IS&S shall furnish to any holder of shares forthwith upon request (i) a written statement by IS&S as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of IS&S as filed with the Securities and Exchange Commission, and (iii) such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a holder to sell any such shares without registration.

     F. Further Obligations of IS&S. Whenever under the preceding sections of
        ----------------------------
Exhibit 7.02, IS&S is required hereunder to register shares, it agrees that it shall also do the following:

        (1) Furnish to PARKER such copies of each preliminary and final prospectus and such other documents as PARKER may reasonably request to facilitate the public offering of its shares;

        (2) Use its best efforts to register or qualify the shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as PARKER may reasonably request; provided, however, that IS&S shall not be obligated to: (i) qualify to do business in any jurisdiction where it is nor then so qualified; (ii) take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject; (iii) subject itself to taxation in such jurisdiction; (iv) register in a state requiring, as a condition to such registration, escrow or surrender of any securities of a security holder; or (v) incur expenses in excess of $10,000 in connection with registration in all states so requested unless PARKER agrees to reimburse IS&S for expenses so incurred in excess of such amount;

     (3) Furnish to PARKER a signed counterpart of

           (a) an opinion of counsel for IS&S dated included as an exhibit to the registration statement pursuant to the requirements of the Securities Act, and

           (b) "comfort" letters signed by IS&S independent public accountants who have examined and reported on IS&S financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants,

covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, to the extent that IS&S is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

     (4) Permit PARKER or its counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them;

     (5) Furnish to PARKER a copy of all documents filed and all correspondence dispatched from or to the Securiries and Exchange Commission in connection with any such offers; and

        (6) Use its best efforts to insure the obtaining of all necessary approval from the National Association of Securities Dealers, Inc.

     G. Obligations of PARKER. Whenever under the preceding sections of this
        ----------------------
Exhibit 7.02, IS&S is required hereunder to register Shares) PARKER agrees to do the following:

        (1) To furnish IS&S with appropriate information as may be included in the registration statement; and

        (2) To become a signatory to the underwriting agreement and such other agreements as required by the underwriters, but only with respect to the shares being offered by PARKER.

     H. Expenses. In the case of a registration under Sections A or B, IS&S
        ---------
shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and "blue sky" fees and expenses; provided, however, (1) that with respect to Section A, in the case of a registration in which IS&S is not registering any shares for its own account, PARKER shall bear all such costs and expenses (on a pro rata basis based on the number of shares being sold by such holder or holders), and (2) that with respect to Section B, PARKER shall bear all such costs and expenses (on a pro rata basis based on the number of shares being sold by such holder or holders), exclusive, in each case, of the cost of any year end audit of IS&S financial statements and exclusive of any compensation of directors, officers or employees of IS&S, all of which shall be borne entirely by IS&S. Notwithstanding the foregoing, whether or not IS&S is registering shares for its own account in connection with a registration under Sections A or B, IS&S shall have no obligation to pay or otherwise bear any portion of the registration fees, transfer taxes or underwriters' commissions or discounts attributable to the shares being offered and sold by PARKER or the cost of fees for counsel not engaged by IS&S. PARKER shall bear all costs and expenses in the case of registrations under Section C.

     I. Exception. IS&S shall nor be required to effect a registration under
        ----------
this Exhibit 7.02 if, in the written opinion of counsel for IS&S, which counsel shall be reasonably acceptable to PARKER, PARKER may sell, without registration under the Securities Act, all shares for which it had requested registration under the provisions of the Securities Act in the manner and in the quantity in which the shares were proposed to be sold.

     J. Transfer of Registration Rights. The registration rights of PARKER
        --------------------------------
herein granted may be transferred to any transferee of PARKER's shares of IS&S
(1) who is an affiliated person, as that term is defined in the Investment Company Act of 1940, of PARKER (including a partner of PARKER) or (2) who acquires at least 50,000 Preferred Shares or an equivalent amount of Conversion Shares issued upon conversion thereof (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events).

     K. Granting of Registration Rights. IS&S shall not, without PARKER's
        --------------------------------
consent, grant any rights to any Person to register any shares of capital stock or other securities of IS&S if such rights could reasonably be expected to conflict with the rights of PARKER granted pursuant to this Agreement.

     L. Sales Following Initial Public Offering. PARKER agrees that for a period
        ----------------------------------------
equal to the greater of: (i) ninety (90) days after IS&S initial public offering of securities or (ii) such longer period as may be imposed by the underwriters in the initial public offering of securities but in no event longer than eighteen (18) months, it will not, without the consent of IS&S (or the underwriters, as they may require), sell in the open market any IS&S shares held by it, whether or not any IS&S shares held by it are included in such offering.